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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-93167 on Form S-1 (previously filed on Form S-3) of InfoSpace, Inc. (formerly InfoSpace.com, Inc.) of our report dated May 10, 2000 (relating to the financial statements of Saraide, Inc. presented separately herein) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche, LLP

San Jose, California
July 11, 2000